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                                                                    EXHIBIT 10.7


                         STRATEGIC MARKETING AGREEMENT

                                    Between

                          LANDIS & GYR (EUROPE) CORP.

                                      And

                         INNOVATIVE TECH SYSTEMS, INC.
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                         STRATEGIC MARKETING AGREEMENT

THIS AGREEMENT is entered by and between:

        Landis & Gyr (Europe) Corp.
        Gubelstrasse 22
        CH-6301 Zug
        Switzerland
        (hereinafter referred to as "Landis & Gyr")

and

        Innovative Tech Systems, Inc.
        444 Jacksonville Road, Suite 200
        Warminster, Pennsylvania 18974
        (hereinafter referred to an "Innovative Tech")

WHEREAS, Innovative Tech is the owner of certain application Software products, listed herein in Exhibit A, and is in the business of developing, producing, marketing and distributing Software under the trade name SPAN-FM for Windows, and

WHEREAS, Landis & Gyr wishes to market and distribute the Software produced by Innovative Tech, and

WHEREAS, Landis & Gyr is prepared to market and distribute the Software to its customers and Innovative Tech provides authorization to Landis & Gyr to market and distribute the Software listed herein in Exhibit A, and agree to be mutually bound by the terms and conditions of this Strategic Marketing Agreement, hereinafter called Agreement.


                                  WITNESSETH:

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, LANDIS & GYR AND INNOVATIVE TECH DO HEREBY AGREE AS FOLLOWS:

1       DEFINITIONS

        1.1 The term "Software" shall include the Software Interface described in 1.7 and shall mean the object code versions of the Innovative Tech software described in Exhibit A and shall include any modifications or improvements thereof made by Innovative Tech and the enhancements as defined under 1.6, and any other materials which are provided for use in connection with said object code.

        1.2 The term "Software Source Code" shall mean the human-readable version of the Software, including without limitation, associated flowcharts, algorithms, comments and other written instructions and technical documentation.
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     1.3  The term "use" shall include, without limitation, copying any portion of the Software, including copying into a computer, or transmitting any portion of the Software, including transmission to a computer for processing of the instructions or statements contained therein.

     1.4 The term "End User License" shall mean an agreement, in writing, between Innovative Tech and the "End User", containing the terms set forth in Exhibit B hereto.

     1.5 The term "End User" shall mean any person or entity who has entered into an "End User License" with Innovative Tech.

     1.6 The term "Enhancements" shall mean performing the functions and/or changes which shall be mutually agreed in Specification Document.

     1.7 The term "Interface Link" shall mean the link commonly designed by Innovative Tech and Landis & Gyr to facilitate exchange of data between the Software and the Landis & Gyr software application products.

     The Interface Link consists of two parts, one integrated and developed by Innovative Tech into the Software owned by Innovative Tech, which will be known as the "Software Interface", another integrated and developed by Landis & Gyr into the software application products owned by Landis & Gyr, which will be known as the "Application Interface".

     1.8 The term "Specification Document" shall mean a written document which contains the design, functional and technical specifications for the Software and Documentation.

     1.9 The term "Documentation" shall mean any human readable materials, and any modifications and additions thereto, provided with, or available for, the Software for its implementation, operation, and maintenance, such as installation guides, tutorials, reference guide, technical and/or user manuals, and release notes. The Documentation available when this Agreement comes into force are listed in Exhibit F "Documentation".

     1.10 The term "Version" shall mean the highest level of a software product. New versions contain major additional or improved functionality and/or performance (often denoted as the first number of X.X.X. used to identify the current software level).

     1.11 The term "Release" shall mean a modification to a Version of a software product (often denoted as the second number of X.X.X used to identify the current software level).

     1.12 The term "Revision" shall mean a defect correction (bug fix) for maintenance purposes and minor functional enhancements (often denoted as the last number of X.X.X used to identify the current software level).

     1.13 The term "Upgrade" shall mean a change to an End User License to permit greater capacity operation, e.g. on a higher control process unit group or with a greater number of users.

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     1.14  The term "Update" shall mean any and all Revisions, Releases and
Versions of the Software and Documentation, as the context may require.


2.   OWNERSHIP OF SOFTWARE AND OF APPLICATION INTERFACE

     2.1  Landis & Gyr acknowledges and agrees that:

          (a) Innovative Tech reserves for itself all proprietary rights in the Software and all designs, engineering details and other data pertaining to the Software. Such proprietary rights shall be reserved to and owned by Innovative Tech. Landis & Gyr shall not obtain any proprietary rights in the Software and agrees to hold the Software subject to such reservations.

          (b) All writings or works of authorship developed by Innovative Tech in the course of performing services for Landis & Gyr hereunder, shall not be "works for hire" and Innovative Tech shall own all rights, title and interest in such writings or works of authorship, including all rights of patent, copyright, trade secret or other proprietary rights throughout the world. If any such writings or works of authorship are deemed to be "works for hire" by operation of law, then this Agreement shall constitute an irrevocable assignment to Innovative Tech of all of Landis & Gyr's right, title and interest in any such writings or works of authorship.

          (c) The Software is comprised of Innovative Tech's trade secrets and proprietary information; and

          (d) Landis & Gyr will not lend, sell, lease, hypothecate, or otherwise dispose of the Software except as expressly authorized by this Agreement.

     2.2  Innovative Tech acknowledges and agrees that:

          (a) Landis & Gyr reserves for itself all proprietary rights in the Application Interface and all designs, engineering details and other data pertaining to the Application Interface. Such proprietary rights in the Application Interface shall be reserved to and owned by Landis & Gyr. Innovative Tech shall not obtain any proprietary rights in the Application Interface and agrees to hold the Application Interface subject to such reservations.

          (b) The Application Interface is comprised of Landis & Gyr's trade secrets and proprietary information; and

          (c) Innovative Tech will not lend, sell, lease, hypothecate, or otherwise dispose of the Application Interface except as expressly authorized by Landis & Gyr.

3    LICENSE

     3.1 Innovative Tech grants Landis & Gyr the non-exclusive right to market and distribute the Software as an independent product or bundled with other products provided to End Users. The bundling of the Software with any other products shall not excuse or diminish any license prices required to be paid to Innovative Tech nor
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imply the granting of any rights to Landis & Gyr or any End User beyond those specifically set forth herein.

     3.2 Landis & Gyr shall offer under its own name the Software for sale only and not for lease or rental. Landis & Gyr shall not represent itself as the manufacturer of the Software and shall not relabel, remark, or otherwise affix any labels or devices upon the Software or materials which obscure the trademark or other identification of Innovative Tech. However, Landis & Gyr shall have the right to affix a phrase similar to "Distributed by Landis & Gyr", including the Landis & Gyr logo [Landis & Gyr logo] on the packaging. Landis & Gyr shall be responsible for all changes associated with the affixing of any language or logo to any Software or materials.

     3.3 Landis & Gyr agrees that Innovative Tech's name, trademark and copyright information, shall be included on all copies of the Software, both in machine readable form and on all Documentation related thereto.

     3.4 Landis & Gyr assures Innovative Tech that it shall abide by and fully comply with all export regulations both foreign and domestic.

     3.5 Landis & Gyr shall have the right to translate the Software and Documentation into languages other than English. Innovative Tech shall support Landis & Gyr in such translations as described in Paragraph 8.5.2. The ownership of the Software and of the Documentation stay with Innovative Tech. Innovative Tech does not get the rights to distribute the translation of the Software and Documentation done and paid by Landis & Gyr except as expressly authorized by Landis & Gyr. However Landis & Gyr recognizes that Innovative Tech may have the Software and Documentation translated at Innovative Tech's own expenses at any time and distribute such translations without any restrictions.

     3.6 Innovative Tech will provide Landis & Gyr with up to 200 (two hundred) copies of versions of the Software and Documentation for internal demonstration purposes ("Demonstration License"). Innovative Tech will charge Landis & Gyr 200.00 USD (two hundred) per Demonstration License to help cover the costs of the Demonstration License. This Demonstration License will be a fully working single-user version of the Software and of the Documentation. Landis & Gyr will be required to purchase AutoCAD R13 for Windows as this will not be supplied with the Demonstration License. The license price for Demonstration License in excess of two hundred copies shall be negotiated at the time of purchase. However all Software purchased for Landis & Gyr's own business use shall require the license price to Innovative Tech as in accordance with Exhibit A.

4    LICENSE PRICES AND REPORTS

     4.1 Landis & Gyr agrees to pay to Innovative Tech a license price for each End User License distributed. This license price shall be in accordance with Exhibit A.

     4.2 A license price is not payable for the transfer of the Software from one End User to another End User within the same organization, provided the first End User does not retain any portion of the Software after such transfer. Additionally, a
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license price is not payable for the transfer of the Software from one host to a second host provided that no portion of the Software remains with the first host and the second host is property licensed.

     4.3 The End User will be granted a license price free right to move the Software from one host to another within a Local Area Network (LAN) within the same organization. Landis & Gyr agrees to provide the End User with the same mechanisms to monitor usage and to verify compliance with existing purchase agreements as it provides relating to its own licensed software products.

     4.4 The license prices referred to in paragraph 4.1 hereto do not include any taxes or duties, and any such taxes or duties shall be assumed and paid for by Landis & Gyr. If Innovative Tech shall pay such taxes or duties, Landis & Gyr shall reimburse Innovative Tech within thirty (30) days of receiving a written request that it do so. Innovative Tech's federal, state and local income and tangible property taxes, if any, shall remain the sole responsibility of Innovative Tech.

     4.5 Innovative Tech shall invoice Landis & Gyr upon the shipment of any Software order. Landis & Gyr shall remit payment in US Funds drawn on a US Bank within thirty (30) days after receipt of a proper invoice, but not earlier than within thirty (30) days after receipt of the Software and Documentation.

     4.6 Landis & Gyr agrees that it shall maintain complete, clear and accurate records of each End User License distributed. Within thirty (30) days after the end of each quarterly period during which this Agreement is in effect, which periods end on March 31st, June 30th, September 30th and December 31st, Landis & Gyr shall provide Innovative Tech a statement, certified by an authorized representative of Landis & Gyr, setting forth the number of End User Licenses distributed during the quarter, along with the names, addresses, telephone numbers and point of contact for each End User.

     4.7 Innovative Tech shall have the right to audit Landis & Gyr's records pertaining to the statement provided to Innovative Tech. All audits must be conducted during Landis & Gyr's regular business hours, and prior to an audit, Innovative Tech must have given thirty (30) days advance written notice. The right of audit shall be limited to once per calendar year and shall not cover records over two (2) years old. Prior to the start of an audit, Innovative Tech personnel must sign a non-disclosure agreement to be provided by Landis & Gyr. During the audit, Innovative Tech personnel shall be provided reasonable access to both Landis & Gyr's records and personnel.

5  ENHANCEMENTS AND TRAINING

     5.1 The Enhancements include, but are not limited to functionality that is currently found in Landis & Gyr's DOS VISONIK(R) MMS product. Innovative Tech and Landis & Gyr will mutually agree to the Specification Document.
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        5.2     Innovative Tech shall be responsible for accomplishing the
Enhancements effort. During the Enhancements effort, Landis & Gyr shall provide Innovative Tech with a reasonable level of technical support.

        5.3 During the Enhancements effort and upon reasonable notice, Innovative Tech shall send at least one (1) of its training personnel to Landis & Gyr's office in Zug, Switzerland to present training classes on the Software as detailed in Exhibit A herein. Landis & Gyr shall be responsible for providing adequate classroom space and the required equipment. Innovative Tech shall provide training personnel knowledgeable in the Software. The training dates and length of training shall be as mutually agreed between the parties. Landis & Gyr shall reimburse Innovative Tech for out of pocket expenses, including but not limited to air fare, lodging and meal expenses for Innovative Tech's personnel attending such training sessions.


6       ACCEPTANCE

        6.1 Enhancements shall be considered complete when the Software executives in accordance with the Specification Document. The parties will jointly cooperate to create a Specification Document. The scheduled date for completion of the Enhancements shall be September 30, 1996.

        6.2 Upon receipt of the Software, including any enhanced Software, Landis & Gyr shall evaluate whether such Software executes in accordance with the Specification Document. Landis & Gyr shall accept or reject such Software, in writing, within twenty (20) business days after receipt of such software ("the Acceptance Period"). If Landis & Gyr fails to a accept or reject such Software in writing within the Acceptance Period, the Software shall be deemed to be accepted by Landis & Gyr. If Landis & Gyr rejects any software within the Acceptance period, Landis & Gyr shall identify in writing and in detail the basis for the rejection.

        6.3 If the Software is deemed unacceptable to Landis & Gyr in accordance herewith, Innovative Tech shall exercise its best efforts to correct all non-conformities and to redeliver the corrected Software to Landis & Gyr within thirty (30) business days of a rejection in conformance with this Agreement.

        6.4 Upon acceptance of the Software, Landis & Gyr shall provide Innovative Tech with a written Acceptance Certification in the form attached hereto as Exhibit C. If Landis & Gyr does not reject the Software in writing within the Acceptance Period, Landis & Gyr shall provide Innovative Tech with a written Acceptance Certification for the Software upon written request by Innovative Tech.

        6.5 In the event that Innovative Tech fails, during Enhancements, to deliver the Software to Landis & Gyr which executes in accordance with the Specification Document, after three (3) attempts to correct the same non conformity, Landis & Gyr may at its option terminate this Agreement. In the event of any such election to terminate, Landis & Gyr shall have no right to use or retain, and shall return to Innovative Tech, all Software and Deliverables defined in Paragraph 8.1 hereof, and/or portions thereof (including any and all copies).

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7  END USERS

Landis & Gyr agrees to take all reasonable steps to enforce the provisions of each End User License. In the event Innovative Tech requests legal action be initiated against any End User for breach of the End User License, and Landis & Gyr declines to initiate or continue such action, Landis & Gyr shall, upon Innovative Tech's request, and at Innovative Tech's expense, take all steps deemed necessary as mutually agreed by Innovative Tech and Landis & Gyr to permit Innovative Tech to initiate and/or prosecute the action including, without limitation, to assign the cause of action to Innovative Tech or permit Innovative Tech to prosecute the action.

8 DOCUMENTATION AND TRANSLATION

     8.1  Deliverables

     Innovative Tech shall deliver to Landis & Gyr all Documentation for the Software, including subsequent documents and revisions, in human readable form and one (1) set of Documentation in the format specified in 8.5 below.

     8.2  Reference Materials for End User Licenses

     Innovative Tech shall produce End User reference materials describing how End User shall use the Software. All End User Software and user manuals shall be shipped by Innovative Tech to Landis & Gyr for distribution to the End User. Landis & Gyr shall be responsible for all shipping costs, customs fees or any other costs associated with the shipment of the Software to Landis & Gyr, including any costs resulting from Landis & Gyr directed changes to End User reference materials.


     8.3  Reproduction of Promotional Material

     Landis & Gyr shall translate promotional material, in whole or in part, into languages other than English. Innovative Tech hereby grants Landis & Gyr the right to modify and/or reproduce promotional material and to use such material to further Landis & Gyr's marketing efforts. Innovative Tech shall review and approve any Landis & Gyr generated changes to Innovative Tech's materials. The right of approval shall be for a period of fifteen (15) working days, and if Landis & Gyr has not received a written response within fifteen
(15) working days, the revised materials shall be deemed acceptable. Landis & Gyr shall be responsible for all charges associated with Landis & Gyr directed changes to promotional material or packaging.

     8.4  Translation of Documentation and Software

     Landis & Gyr shall translate at its own costs all Documentation and Software, in whole or in part, into languages other than English. Landis & Gyr shall provide all translations in electronics version so that Innovative Tech may proceed with documentation production.

     8.5  Documentation Specifications

          8.5.1 Innovative Tech shall provide a complete list of documents as specified in Exhibit F.

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     8.5.2  Landis & Gyr shall be provided document files in Microsoft Word format, Version 6.0 or later as applicable.

9  NON-DISCLOSURE

     By virtue of this Agreement, each party may have access to information of the other party which is considered confidential and proprietary. For convenience, all such information will be called "Confidential Information."

     Confidential Information shall include the source code, source code materials, and all other information, documentation, designs, concepts, inventions, trade secrets, know-how, private processes, customer lists or other materials provided by either party in written or other tangible form and clearly marked as proprietary or confidential. Notwithstanding the foregoing, Confidential Information shall not include information which a) is at the time of disclosure to the receiving party in the public domain or subsequently becomes part of the public domain without a breach of its confidentiality obligations hereunder by the receiving party; b) was in the receiving party's lawful possession prior to the disclosure and had not been subject to limitations on disclosure; c) is lawfully disclosed to the receiving party by a third party without any obligation of secrecy to the disclosing party, of which the receiving party is aware.

     The parties agree, both during the term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement for any reason, that all Confidential Information owned or legally controlled or used by one party and disclosed to the other party shall remain solely the property of the disclosing party (and shall thereafter remain solely the property of the disclosing party), and its confidentiality shall be maintained and protected by the other party with the same effort used to protect its own confidential information. Except to the extent required by this Agreement, both parties agree not to duplicate in any manner the other's Confidential Information for any purpose other than the implementation of this Agreement.

     In the event that one of the parties, or anyone to whom Confidential Information is disclosed pursuant to this Agreement is or becomes legally required or compelled to disclose any of the Confidential Information, such party shall provide the other party with prompt notice so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Paragraph. In the event that such protective order or other remedy is not sought or obtained or in the event that the other party waives compliance with the provisions of this Paragraph, the compelled party will furnish only that portion of the Confidential Information which it is legally required to disclose and will seek to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

     During the term of this Agreement it is not the intent of Landis & Gyr to independently develop or acquire software within the Computer Integrated Facilities Management (CIFM) industry which is functionally similar to the Software. In the event Landis & Gyr does elect to develop its own software or to obtain software through the undertaking of an agreement with a third party, Landis & Gyr shall notify Innovative Tech at the inception of its decision to develop or acquire similar software and Innovative Tech shall then have the right, to be exercised by written notice to Landis & Gyr within ninety (90) days from the receipt of such notice, to terminate this
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Agreement in which event all marketing and distribution license prices shall continue as provided in this Agreement, but the parties shall otherwise treat this Agreement and handle existing customers in the same manner as described under Paragraph 14.1 and 14.6

     Results of benchmark tests may not be disclosed unless Innovative Tech consents to such disclosure in writing.

     Nothing provided in this Agreement shall prohibit Innovative Tech from selling any End User any products of Innovative Tech.

     Landis & Gyr and Innovative Tech shall not disclose the terms and conditions of this Agreement; provided however, that either party may disclose such terms and conditions (a) when required by law, and (b) to its professional advisors and financial professionals. For news release or public announcements regarding this Agreement, each party shall obtain consent from the other party prior to publication. Such consent shall not be unreasonably withheld.

     Landis & Gyr and Innovative Tech acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that the other party shall be entitled to specific performance and injunctive relief as remedies for any such breach in addition to all other remedies at law or equity.

10   MAINTENANCE AND SUPPORT

     10.1 During the term of this Agreement, Landis & Gyr shall provide the first line of support to End Users and this shall consist of the following:

           (a) Entering into software maintenance contracts with Landis & Gyr's End Users.

           (b) Taking all initial support calls from Landis & Gyr's End Users.

           (c) Consolidating problems/errors in the Software and providing same to Innovative Tech.

           (d) Providing all Revisions, patches and work-arounds to End Users which shall be provided in advance by Innovative Tech.

           (e) Providing Updates (i.e. Revisions, Releases and Versions) to End Users under maintenance contract with Landis & Gyr.

           (f) Where Updates (i.e. Revisions, Releases and Versions) are made available as separately purchasable items, selling Updates to existing End Users. Under this scenario, End Users will not necessarily be under a maintenance contract.

     10.2 Upon the issuance of a new Version, Landis & Gyr will be invoiced by Innovative Tech a license price of 200.00 USD (two hundred) for each Demonstration License as per 3.6 above.
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        10.3    End User Program Errors shall be handled as follows:

                10.3.1 Upon Innovative Tech's receipt of an error reported by an End User to Landis & Gyr's designated technical contact, and which cannot be handled under paragraph 10.1 above, Innovative Tech shall take corrective action so as to remedy the reported problems within the time schedule outlined in 10.3.2

                10.3.2 Innovative Tech shall respond to all requests for service made by Landis & Gyr within four (4) hours following Landis & Gyr's first call to Innovative Tech help-line, and Innovative Tech and Landis & Gyr shall cooperate in the identification, verification and possible resolution of problems with the Software. For any "Critical Error" reported by Landis & Gyr, Innovative Tech shall either correct such Critical Error or supply Landis & Gyr with a satisfactory work-around within five (5) business days. In any event, all Critical Errors shall be corrected within ten (10) business days following Landis & Gyr's first call to the Innovative Tech Help Line. For any "Non-Critical Error" reported by Landis & Gyr, Innovative Tech shall correct such Non-Critical Error in the future releases of such module. A "Critical Error" shall mean any Error which materially interferes with the normal use and operation of the Software. A "Non-Critical Error" shall mean any Error other than a critical error.

        10.4 It is intended that Landis & Gyr and Innovative Tech will work within the framework of the Maintenance and Support guidelines. In the event that an exceptional circumstance arises, the parties will discuss the circumstances and mutually agree on the correct course of action to take. Exceptions may include, but not be limited to, impossibility of Innovative Tech to perform, severe impact on one of Landis & Gyr's major customers or potential sales, or availability of a more efficient approach.

        10.5 Innovative Tech agrees to provide support, in addition to that specified herein, based upon Landis & Gyr's request, in a expeditious manner, and at charges to be paid by Landis & Gyr which shall not exceed those Innovative Tech charges its customers for similar services.

        10.6 Landis & Gyr agrees to pay to Innovative Tech an annual maintenance and support fee of seventeen (17) percent of the cumulative license prices paid in accordance with Exhibit A. This fee will be applied to cover labor costs incurred by Innovative Tech for performing second line support and for providing product Updates to End Users at no additional charge. The maintenance and support fee shall be payable on every anniversary date of this Agreement.


11      WARRANTY

        Innovative Tech warrants for a period of ninety (90) days from acceptance by Landis & Gyr of the Software listed in Exhibit A that the Software, when properly installed and used by Landis & Gyr and End Users, will conform with the Specification Document in effect at the time the Software is accepted by Landis & Gyr. This warranty shall be solely for the benefit of Landis & Gyr, but shall be in addition to the warranty provided by Innovative Tech to End User Licenses as set forth in the End User License Agreements in Exhibit B.

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12   PATENT OR COPYRIGHT INFRINGEMENT AND INDEMNITY

     12.1 Innovative Tech will defend, indemnify and hold harmless Landis & Gyr against a claim that the Software was created in part by violation of the protected trade secret of another or infringe a patent or copyright and will pay resulting costs, damages and attorney's fees provided that:

     (a) Landis & Gyr notifies Innovative Tech within thirty (30) days of the claim;

     (b)  Landis & Gyr cooperates with Innovative Tech in the defense; and

     (c) Innovative Tech has sole control of the defense and all related settlement negotiations.

     12.2 If such claim occurs, or in Innovative Tech's opinion is likely to occur, Landis & Gyr agrees to permit Innovative Tech, at its option and expense, either to procure for Landis & Gyr the right to continue using the Software or to replace or modify same so that it becomes noninfringing.

     12.3 Innovative Tech shall have no obligation to defend Landis & Gyr or pay costs, damages or attorneys' fees for any claim based upon use of other than a current, unaltered Release of the Software if such infringement would have been avoided by the use of a current, unaltered Release of the Software. Should such infringement occur, Innovative Tech shall only be obliged to remedy the infringing Software by replacing at their own costs the older Release with the current Release. Innovative Tech shall have no obligation to defend Landis &
Gyr or pay costs, damages or attorneys' fees for any claim which results from negligence or breach of this Agreement by Landis & Gyr. The concept of "comparative negligence" shall be used to allocate the parties liability based on their relative responsibility for any infringement claim.

     12.4 Innovative Tech represents and warrants it is not aware the Software was created in part by violation of the protected trade secret of another or that the Software infringes any patent or copyright.

13   TERM

     This Agreement and the rights and obligations of the parties shall be valid for a period of Seven (7) years, unless terminated under the provisions of Paragraph 14 herein. Provided, however, that the provisions of Paragraph 9 shall survive. The Agreement will continue on an annual basis thereafter unless One Hundred and Twenty (120) days notice is given to terminate this Agreement by either party prior to the annual renewal. All notices shall be given in accordance with Paragraph 18.1.

14   TERMINATION

14.1 Upon termination of this Agreement, the parties shall create and implement a phase-out plan which will facilitate continued service to End Users. During the phase-out period Landis & Gyr and Innovative Tech shall draft a mutually
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agreed letter that describes the phase-out plan and Landis & Gyr shall notify the existing End Users of the Software of the mutually agreed phase-out plan. The End User Licenses existing at the time of termination of this Agreement shall continue without limitation as stated in the End User License Agreement in Exhibit B.

     14.2 Mutual Consent - This Agreement may be terminated at any time by written agreement executed by both parties.

     14.3 Breach - If either party shall be in material breach of its obligations herein and shall have failed or been unable to remedy such breach within thirty (30) days after receipt of written notice from the other party specifying such breach, said other party may terminate this Agreement by giving written notice of termination, effective upon the date of its sending. If Landis & Gyr fails to remedy any breach on its part occurring during 1996 within such thirty (30) day period, Landis & Gyr shall immediately pay to Innovative Tech all non-refundable fees dues for the balance of Fiscal Year 1996, as described on Exhibit A. If one party fails to remedy a breach on its part during the balance of the term after 1996, the other party shall be entitled to pursue all legal or equitable remedies.

     14.4 Bankruptcy - If a receiver is appointed over the whole or part of the assets of either party, or if any petition is filed by or against either party initiating any bankruptcy reorganization proceeding or if either party makes an assignment for the benefit of creditors, or if any order is made or resolution is adopted for the dissolution of either party (unless such order or resolution is part of a scheme or recapitalization, merger or consolidation) then such party shall immediately notify the other party of such event, and the other party may terminate this Agreement by written notice thereof, effective upon the date of its sending.

     14.5 In the event of Innovative Tech becoming insolvent, or by its own decision ceases to do business, or if Innovative Tech decides to stop marketing and/or support of the Software, Innovative Tech shall deliver to Landis & Gyr the current version of the Software Source Code as described in the Escrow Agreement, Exhibit E herein, and any and all documentation related to such Source Code (including without limitation, all programmers materials and notes). If any of the events in the preceding sentence occur, Landis & Gyr shall also have a continuing right to use the Source Code in order to license and support the Software to Landis & Gyr's customers, in its original form or as modified by Landis & Gyr, provided that Landis & Gyr pays to Innovative Tech or the bankruptcy court or trustee, as applicable, the license prices set forth as follows: The license price for the first year shall be 30% of List Price, the second year shall be 25% of List Price, and each year thereafter shall be 20% of List Price.

     14.6 In the event Landis & Gyr elects to develop software or enter into a similar agreement which is functionally similar to this Agreement as described in Paragraph 9 hereof, Innovative Tech shall be entitled to terminate this Agreement as described in Paragraph 9 hereof.

     14.7 Upon termination of this Agreement, or at the end of its term, Landis & Gyr shall return to Innovative Tech or destroy any demonstration or unpaid Software and all copies and portions thereof, in any form whatsoever, including drawings, writings, prints, documents and all materials, and shall erase from all computer, electronic, or other storage devices or otherwise destroy all images or copies of the Software and all portions thereof except as required to provide continuing support of the then current End Users.

15   LIABILITY

     THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE). NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     Innovative Tech and Landis & Gyr agree that Innovative Tech's liability shall be limited to actual direct damages proven by Landis & Gyr, not in excess of the total amount of license prices, maintenance and support fees and other remuneration paid and payable by Landis & Gyr to Innovative Tech under this Agreement.

16   TERRITORY

     Landis & Gyr shall be granted by this Agreement the non exclusive right to market and distribute the Software in the territories identified in Exhibit D.

17   SOURCE CODE ESCROW

     Innovative Tech has placed a copy of the Software's Source Code into escrow subject to the terms of an Escrow Agreement by and between Landis & Gyr, Innovative Tech and the Escrow Agent, which document shall govern the maintenance and release of such Source Code. Innovative Tech agrees to update, enhance, or otherwise modify such escrowed Source Code promptly upon its release of a new version of the Software. A true and correct copy of the Escrow Agreement is set forth in Exhibit E.

18   MISCELLANEOUS

     18.1 All notices, requests and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and may be personally delivered, certified mailed or faxed to the party at its address as follows:

In the case of Innovative Tech:         In the case of Landis & Gyr:
_______________________________         ____________________________

Innovative Tech Systems, Inc.           Landis & Gyr (Europe) Corp.
444 Jacksonville Road, Suite 200        Gubelstrasse 22
Warminster, Pennsylvania 18974, USA     CH-6301 Zug, Switzerland
Attention:      Brad Chambers           Attention:      Dr. Gaetano D'Emma
Phone:          +1 215 441 5600         Phone:          +41 41 724 5577
Fax:            +1 215 441 5733         Fax:            +41 41 724 5618

        Any party may, by notice hereunder to all parties, designate a changed address for such party. Any notice, if mailed, properly addressed, postage prepaid, registered or certified mail, return receipt or any fax with the proper date, shall be deemed received.

        18.2 The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Paragraph or provision hereof. References in this Agreement to any Paragraph are to the applicable Paragraph of this Agreement.

        18.3 All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and legal representatives. Neither party shall have the right to assign or otherwise transfer this Agreement or any rights or obligations hereunder without the express written consent of the other, such consent not to be unreasonably withheld.

        18.4 Each party hereby agrees to indemnify, defend and hold harmless the other from and against any and all claim, damage, cost, loss or expense, including reasonable attorney's fees which may arise, directly or indirectly, from any breach by the indemnifying party of any covenant, representation or warranty on the part of such party set forth in this Agreement.

        18.5 This Agreement shall be construed under the law of the Commonwealth of Pennsylvania. Further, the parties hereto agree that in connection with any litigation brought under or in connection with this Agreement, the sole jurisdiction and venue shall be in the United States Federal Court for the Eastern District of Pennsylvania in Philadelphia, Pennsylvania.

        18.6 Wherever possible, each provision of this Agreement and each related document shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such related document.

        18.7 No failure on the part of either party to exercise any right, power or privilege under this Agreement, or under any instrument executed pursuant hereto, shall operate as a waiver. No single or partial exercise of any right, power or privilege shall preclude any other, or further exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party charged with such waiver. No waiver shall be deemed a continuing waiver, or a waiver in respect of any breach or default whether similar or different in nature unless expressly so stated in writing.

     18.8 This Agreement cannot be, and shall not be deemed or construed to have been, modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the parties hereto.

     18.9 Any dispute arising out of this Agreement or Amendments hereto which cannot be settled by Innovative Tech and Landis & Gyr through friendly negotiations shall be settled, at the option of either party by arbitration. The arbitration shall be conducted under the rules and jurisdiction of the American Arbitration Association in Philadelphia, Pennsylvania.

     If arbitration is chosen to settle the dispute, the arbitration shall be conducted by three arbitrators who are knowledgeable in the subject matter of this Agreement. Innovative Tech and Landis & Gyr shall each choose one arbitrator and the two arbitrators shall choose a third arbitrator. The third arbitrator shall be an active attorney knowledgeable in the applicable laws of contract, rules of evidence and rules of procedure. Should the two arbitrators fail to agree upon a third arbitrator, the third arbitrator shall be chosen by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as modified herein. The decision of the arbitration panel shall be final and binding, and the award so rendered shall be entered in any court having jurisdiction thereof. In the event of arbitration or litigation under or arising out of this Agreement, the prevailing party in such arbitration or litigation shall be awarded reasonable attorneys' fees incurred in connection with such arbitration or litigation, including all matters related to such dispute.

     Pending final disposition of any dispute under this Agreement, Innovative Tech shall, at the option of Landis & Gyr, proceed diligently with the performance of this Agreement.

     18.10 This Agreement supersedes all other quotations, proposals, prior agreements or representations, oral or written and all other communications between the parties related to the subject matter of this Agreement.

     18.11 Neither party shall be liable for any failure to perform or observe any of its obligations under this Agreement for as long as and to the extent that such performance is prevented or hindered by any circumstances beyond its reasonable control. By way of example and not limitation, such causes may include acts of God or public enemies; labor disputes; acts of local, state, or national governments or public agencies; utility or communications failure; fire; flood; epidemics; riots; or strikes. The time for performance of any right or obligation delays by such events will be postponed for a period equal to the delay. The party wishing to claim relief by reason of any such circumstances shall notify the other party in writing without delay on the intervention and on the cessation thereof.

     18.12 This Agreement may be executed in two counterparts, each and all of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement. Each and every person named a party hereto may execute this Agreement by signing any such counterpart. Both parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions.

     18.13 This Agreement shall be effective retroactively as per 1st of February, 1996.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

LANDIS & GYR (EUROPE) CORP.             INNOVATIVE TECH SYSTEMS, INC.

Date:  4 April 1996                     Date:  4-11-96
     ------------------------                ------------------------

By: /s/ sig illegible                   By: /s/ William M. Thompson
   --------------------------              --------------------------

Title:  Vice-President                  Title:  CEO
        Commercial Building Services

By: /s/ sig illegible                   By:
   --------------------------              --------------------------

Title:  Product Development Manager     Title:
        Building Management Tools             -----------------------

                                 EXHIBIT A

                LICENSE PRICE SCHEDULE AND ADDITIONAL TERMS

Standard License Software Pricing: (All pricing quoted herein is in US Dollars)

A.   SPAN-FM Windows Workgroup:                            $5,000 Per License

          SPAN-FM Maintenance Manager

          SPAN-FM Materials Management

          SPAN-FM Asset Management

          SPAN-FM Lease Management

          SPAN-FM Project Budgeting

          SPAN-FM Space Analysis

          SPAN-FM Winstack

B.   SPAN-FM Cable Management Windows Workgroup            $9,500 Per License

          SPAN-FM Maintenance Manager

          SPAN-FM Materials Management

          SPAN-FM Asset Management

          SPAN-FM Cable Management

          SPAN-FM Lease Management

          SPAN-FM Project Budgeting

          SPAN-FM Space Analysis

          SPAN-FM Winstack

C.   SPAN-FM CAD Integrator                                $3,500 Per License

For informational purposes, our current Software license prices are described herein above.

        The Annual Revenue Commitment as discussed below is a non-refundable fee that Landis & Gyr will remit to Innovative Tech Systems, Inc. as described in the payment schedule listed herein. This Agreement will commence in February of 1996 and shall continue for the term outlined in Paragraph 13, or until terminated by either of the parties. The Agreement may be extended upon mutual consent of the parties.

        The agreed upon breakdown of the Annual Revenue Commitment for Fiscal 1996 is as follows:

YEAR ONE - FISCAL 1996 (FEBRUARY TO SEPTEMBER 1996)

        Landis & Gyr will pay to Innovative Tech Systems, Inc. a non-refundable fee of 420,000.00 USD (four hundred twenty thousand) for the following:

1       300,000.00 USD (three hundred thousand) for the Enhancements.

2       60,000 USD (sixty thousand) for 10 weeks of product training for Landis
& Gyr's personnel. This training will provide Landis & Gyr personnel with the required product and market knowledge to ensure success.

3       60,000 USD (sixty thousand) for 12 weeks of consultative services from
Innovative Tech to Landis & Gyr. This will include, but is not limited to Specification Document, marketplace consulting services, and database conversions.

4       Payment Schedule

        (a)     300,000.00 USD as described in 1 above to be paid as follows:

                1       150,000.00 USD - Upon signing Agreement
                2       90,000.00 USD - Due May 31, 1996
                3       60,000.00 USD - Due August 31, 1996

        (b)     60,000.00 USD as described in 2 above to be paid as follows:

                1       30,000.00 USD - Upon signing Agreement
                2       30,000.00 USD - Due August 31, 1996

        (c)     60,000.00 USD as described in 3 above to be paid as follows:

                1       30,000.00 USD - Upon signing Agreement
                2       30,000.00 USD - Due August 31, 1996

        Landis & Gyr will retain 60% (sixty percent) of the agreed upon list price as a marketing and distribution license price on all Software that is sold by Landis & Gyr in the territory as set forth in Exhibit D. The marketing and distribution license price will be based on an agreed upon product price list for each individual country or region. Once the product price list for each country has been determined, a fixed unit cost in US dollars will be assigned for each End User License of SPAN-FM.

        Landis & Gyr's input will be required in, but not limited to the following areas: Specification Document, alpha and beta product testing, product certification, and long term product development.

        By utilizing the SPAN-FM Property Portfolio, Landis & Gyr will be able to share data between the SPAN-FM Product Suite and the Consumption Control product. A joint Specification Document will be created to path the integration of these products. The level of effort for this integration shall be applied against the Fiscal 1996 budget for consulting services.

        Innovative Tech will work with Landis & Gyr to develop conversion routines that will allow data currently residing in the VISONIK(R) MMS product to be converted to SPAN-FM.

YEARS TWO THROUGH SEVEN - FISCAL 1997 THROUGH FISCAL 2002

        In years two through seven, Landis & Gyr will retain 60% of the agreed upon list price as a marketing and distribution license price on all Software that is sold by Landis & Gyr.

ADDITIONAL TERMS

1 The fee for additional consulting services for 1996 shall be 1,000.00 USD/day (one thousand).

2 The fee for additional training services for 1996 shall be 1,200.00 USD /day (one thousand two hundred).

3 The fee for additional programming services for 1996 shall be 1,000.00 USD/day (one thousand).

4 Landis & Gyr shall be responsible for all out-of-pocket expenses including, air fare, lodging, meals and other related reasonable and verifiable expenses.

5 Landis & Gyr shall be responsible for all shipping costs, custom fees, duties or other related expenses or taxes required for the shipment of Software or other Documentation or materials.

6 Landis & Gyr will be responsible for all costs associated with language conversion with respect to Software, Documentation and promotional or marketing literature.

7 Based on the Specification Document, additional resources may be required by Landis & Gyr, and these resources may be purchased from Innovative Tech in Fiscal 1996 and thereafter at the license prices described above.

8 Innovative Tech reserves the right to adjust the fees for consulting, programming, training and annual maintenance at the beginning of each calendar year beginning in 1997; provided, however, that Innovative Tech provides Landis & Gyr with a ninety (90) day notice of any fee increase.

                                   EXHIBIT B

                           END USER LICENSE AGREEMENT

                               (Attached hereto)

                       SPAN-FM SOFTWARE LICENSE AGREEMENT

In consideration of the payment of a licensing fee paid by you when obtaining this package, Innovative Tech Systems, Inc. (INNOVATIVE TECH) grants you (USER) a nontransferable and nonexclusive license to use this software, including any associated manuals or other documentation (together referred to herein as SOFTWARE), under the following terms and conditions:

1. USER acknowledges that INNOVATIVE TECH holds all proprietary rights, including copyright and trade secret, in the SOFTWARE and that neither title, ownership, nor any rights other than the right to use the SOFTWARE as specified herein shall pass to the USER.

2. USER may make one backup copy of the software for archival purposes only. USER may only use the SOFTWARE on one microcomputer at a single time. USER may not make additional copies of the SOFTWARE or disclose or otherwise make available the SOFTWARE, in whole or in part, in any form to any third party. USER may not modify, reverse engineer, decompile, or create derivative works based upon the SOFTWARE.

3. INNOVATIVE TECH warrants to the USER that the medium upon which the SOFTWARE is recorded is free from defects in materials and workmanship and that the software, under normal use with the compatible hardware identified in the software manual, will operate in conformance with the descriptions in the associated manual. INNOVATIVE TECH'S LIABILITY AND THE USER'S SOLE REMEDY WITH RESPECT TO THIS WARRANTY SHALL BE LIMITED TO THE CORRECTION OR REPLACEMENT OF THE DEFECTIVE MEDIUM, WITHOUT ADDITIONAL CHARGE, FOR A PERIOD OF NINETY DAYS FROM THE DATE OF USER LICENSING THE SOFTWARE. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, SHALL APPLY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL INNOVATIVE TECH BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE USE OF THE SOFTWARE. (SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES OR LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION MAY NOT APPLY TO ALL USERS.)

4. This Agreement, the license granted herein, and the SOFTWARE itself may not be assigned or transferred by the USER to any other party without the prior written consent of INNOVATIVE TECH.

5. This Agreement is effective from the date on which you break the seal on the package and shall remain in effect until or unless terminates by INNOVATIVE TECH as provided herein. INNOVATIVE TECH may terminate this license if USER fails to comply with any of the terms and conditions of the Agreement. Upon termination as specified herein, USER shall promptly certify that the original and any copies, in any form, of the SOFTWARE have been destroyed or returned to INNOVATIVE TECH.

6. This Agreement constitutes the entire agreement and understanding between INNOVATIVE TECH and the USER concerning the subject matter hereof. Any representation, promise, modification, or amendment to this Agreement shall not be binding upon either party unless in writing and signed on behalf of each duly authorized representative. If any of the provisions, or portions thereof, of this Agreement are found to be invalid by any court of competent jurisdiction, the remaining provision shall continue to be valid and enforceable.

*SPAN-FM IS A PRODUCT OF:     INNOVATIVE TECH SYSTEMS, INC.
                              444 JACKSONVILLE ROAD, SUITE 200
                              WARMINSTER, PA 18974
                              (215) 441-5600

                                   EXHIBIT C

                            ACCEPTANCE CERTIFICATION

Landis & Gyr hereby gives notice to Innovative Tech pursuant to Section 6.4 of the Agreement that the Software identified in Exhibit A for delivery on ______________ has been received and evaluated by Landis & Gyr and that such Software is hereby accepted by Landis & Gyr.

The accepted Software is identified with particularity below:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________


LANDIS & GYR (EUROPE) CORP.


Date:_______________________


By:_________________________

Title:______________________


By:_________________________

Title:______________________

                                   EXHIBIT D

                             TERRITORY DESIGNATION


In accordance with Paragraph 16 of this Agreement, Innovative Tech grants to Landis & Gyr the non-exclusive right to market and distribute the Software in the territories identified below.

The limitation on marketing and distribution rights shall be restricted to the "Region Europe" of Landis & Gyr, i.e. Europe, Eastern Europe, Africa, Near, Middle and Central East Asia.

                                   EXHIBIT E

                                ESCROW AGREEMENT

                               (Attached Hereto)

                                ESCROW AGREEMENT

        THIS AGREEMENT is made this 4th day of April, 1996, by and among ARCHER & GREINER, a law firm with an address at 1 Centennial Square, Haddonfield, New Jersey 08033 ("Escrow Agent"), INNOVATIVE TECH SYSTEMS, INC., ("Innovative Tech") with its principal place of business at 444 Jacksonville Road, Suite 200, Warminster, Pennsylvania 18974 and LANDIS & GYR (EUROPE) CORP., with its principal place of business located at Gubelstrasse 22, CH-6301, Zug, Switzerland ("Landis & Gyr").

        Intending to be legally bound, Escrow Agent, Landis & Gyr, and Innovative Tech hereby agree as follows:

1       As used herein, the following have the indicated meaning:

        "Code" means the source code for the Software, including all revisions, improvements, enhancements, or updates so that all times the source code corresponds with the Software in use by Landis & Gyr.

        "Code Copy" means a copy of the Code.

        "Mail" means registered or certified mail, return receipt requested, postage prepaid.

        "Mailing Date" means the date Escrow Agent sends Innovative Tech notice by Mail that a request for Code Copy has been made by Landis & Gyr.

        "Software" means the computer software product developed by Innovative Tech that is the subject of the Strategic Marketing Agreement.

2       (a)     Innovative Tech hereby deposits as its own costs with Escrow
Agent in escrow two Code Copies, receipt of which is acknowledged by Escrow Agent. The Software is a trade secret and confidential information of Innovative Tech. Escrow Agent shall not distribute or copy the Code Copies other than as expressly permitted by this Agreement or at the written direction of Innovative Tech.

        (b) Escrow Agent shall not accept deposits of any documentation, assets, or moneys other than as expressly specified by this Agreement.

3       Escrow Agent shall use reasonable care to assure that the Code Copies are not damaged or destroyed. Escrow Agent need not provide any climatic controls for the Code Copies.

4       If the Code is revised, Innovative Tech shall promptly deliver to
Escrow Agent two revised Code Copies and Escrow Agent shall return to Innovative Tech the Code Copies previously deposited.

5       Landis & Gyr shall be entitled to a Code Copy in the event of
Innovative Tech becoming insolvent, or by its own decision ceases to do business, or if Innovative Tech decides to stop marketing and/or support of the Software. In the event that Landis & Gyr requests Escrow Agent to deliver a Code Copy to it for any reason, Escrow Agent shall notify Innovative Tech by Mail within five (5) days following receipt of such written request. If Innovative Tech does not object by notice to Escrow Agent within ten (10) days of the Mailing Date, Escrow Agent shall deliver a Code Copy to Landis & Gyr. Escrow Agent shall at all times retain one Code Copy in its possession. In the event Escrow Agent delivers a Code Copy to Landis & Gyr pursuant to this Agreement, Escrow Agent shall request a replacement Code Copy from Innovative Tech, and Innovative Tech shall promptly deliver such replacement.

6       (a)     In the event that Innovative Tech notifies Escrow Agent by Mail within ten (10) days of the Mailing Date that it objects to Escrow Agent's delivery of a Code Copy to Landis & Gyr, Escrow Agent shall not deliver such Code Copy to Landis & Gyr until (i) a final and binding arbitration award, as described, in Section 6(b), is entered authorizing Landis & Gyr to receive a Code Copy or (ii) Innovative Tech withdraws its objection in writing.

        (b) If Innovative Tech disputes the existence of any of the conditions listed in Section 5 above upon which Landis & Gyr shall be entitled to a Code Copy, then Landis & Gyr and Innovative Tech shall submit to the jurisdiction of the American Arbitration Association (the "Association") to resolve the dispute promptly and shall be prepared to commence a hearing before a Board of Arbitrators (the "Board") in Philadelphia, Pennsylvania within five
(5) business days after delivery of Innovative Tech's objection to the Escrow Agent. The Board shall consist of three (3) members of the Association, one (1) of which shall be chosen by each party and one (1) of which shall be chosen by the two (2) arbitrators chosen by the parties. The sole question before the Board shall be whether or not there existed, at the time Landis & Gyr requested Escrow Agent to deliver a Code Copy to it pursuant to Section 5 above, one or more of the conditions specified in Section 5. Each party shall have two (2) hours to present the reasons which justify its position. After each party has presented its position, each party shall have an additional one (1) hour for rebuttal or responding. The parties agree that the Board shall have either authority to grant injunctive or other equitable relief and that the decision of the Board shall be final and binding and shall be immediately delivered to Landis & Gyr and Innovative Tech. If the Board finds that none of the conditions specified in Section 5 above existed at the time of Landis & Gyr's request to Escrow Agent, and that accordingly such request was not properly given by Landis & Gyr, then Escrow Agent shall not deliver a Code Copy to Landis & Gyr. All fees and charges by the Association shall be split equally between them. The provisions for arbitration described above shall represent the exclusive means for resolving a dispute arising from a request for delivery of a Code Copy pursuant to Section 5, but shall not preclude either party from instituting a legal action against the other party for performance of any other obligations under this Agreement.

7       Landis & Gyr and Innovative Tech agree that the Code and any Code Copy delivered to Landis & Gyr under the provisions of this Agreement shall constitute confidential information of Innovative Tech and no proprietary rights thereto shall be transferred to Landis & Gyr by this Agreement or by the delivery of any Code Copy to Landis & Gyr pursuant to this Agreement except as expressly provided herein. Landis & Gyr shall not make any disclosure of any such confidential information to anyone except employees of Landis & Gyr or third parties subject to Landis & Gyr's control, which third parties shall be deemed to include any vendor performing outsourcing of facilities management functions for Landis & Gyr; Landis & Gyr shall make such disclosure only when reasonably necessary for the use and maintenance of Landis & Gyr's facilities management system. Landis & Gyr shall appropriately notify each such employee or third party to whom such disclosure is made of the confidential and proprietary nature of such confidential information, shall use reasonable efforts to ensure that the employees or third party maintains and protects the confidentiality of the disclosed information, and shall enter into a confidentiality agreement with each third party confirming the confidentiality restrictions set forth herein. Landis & Gyr agrees that these obligations will survive any termination of this Agreement, In the event that the Code and any Code Copy is delivered to Landis & Gyr under the provisions of this Agreement, then Landis & Gyr's license for the Software shall immediately be amended to authorize Landis & Gyr or any vendor performing outsourcing or facilities management functions for Landis & Gyr to develop derivative works from or modify the Software and to reproduce and distribute the same internally.

8       Escrow Agent may resign its duties hereunder upon not less than thirty
(30) days notice; in which case, Innovative Tech shall agree upon the identity of a successor Escrow Agent, subject to the consent of Landis & Gyr, which consent shall not be unreasonably withheld. Upon notice to Escrow Agent and Landis & Gyr of the identity of the successor Escrow Agent, Escrow Agent shall deliver the Code Copies to its successor on the effective date of its resignation. If Innovative Tech has failed to designate a successor Escrow Agent acceptable to Landis & Gyr before the effective date of the Escrow Agent's resignation, Escrow Agent may, by notice to Innovative Tech and Landis & Gyr, designate the successor Escrow Agent and deliver the Code Copies to such successor on the effective date of the resignation. Any successor Escrow Agent shall be bound by the terms of this Agreement.

9       (a)  Each of Innovative Tech and Landis & Gyr, jointly and severally, agrees to absolutely and irrevocably remise, release, and forever discharge Escrow Agent from any and all actions, suits, payments, liabilities, claims and demands relating in any way to the performance of its duties hereunder except for such actions based on claims caused solely by the willful misconduct or negligence of Escrow Agent.

        (b) Each of Innovative Tech and Landis & Gyr, jointly and severally, agrees to indemnify and hold harmless the Escrow Agent in respect of any liability for taxes imposed on the Escrow Agent (other than taxes imposed on the income of Escrow Agent) relating to the assets held by Escrow Agent pursuant to this Agreement.

10      Each party shall promptly notify all other parties by Mail of any change in its address listed above. Any correspondence or notifications to such party pursuant to this Agreement shall thereafter be sent to such new address by Mail.

11      This Agreement shall commence on the date hereof and shall terminate upon one of the following conditions: mutual agreement between the Escrow Agent, Innovative Tech and Landis & Gyr, upon delivery of the Source Code to Landis & Gyr, or when the Strategic Marketing Agreement is terminated.

12      This Agreement and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

13 This Agreement constitutes the entire understanding between parties hereto and the parties shall not be bound by any agreements, understandings or conditions respecting the subject matter hereof other than those expressly set forth and stipulated in the Agreement.

14 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



Date:   4-11-96
    ----------------------------


ARCHER & GREINER

By:
    ----------------------------


INNOVATIVE TECH SYSTEMS, INC.

By:    /s/ sig illegible
    ----------------------------


LANDIS & GYR (EUROPE) CORP.


Date:  4 April 1996
    ----------------------------


By:   /s/ sig illegible
    ----------------------------

Title :  Vice-President
         Commercial Building Services



By:  /s/ sig illegible
    ----------------------------

Title:   Product Development Manager
         Building Management Tools

                                   EXHIBIT F

                                 DOCUMENTATION



Installation manual

User manual

Application guides